                                                                     Exhibit 23
--------------------------------------------------------------------------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813,
33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-80403, 333-88257, 333-48906, 333-62820 and 333-102140), on Form
S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025,
333-94889, 333-38564, 333-54014, 333-67772, 333-82988, 333-101122 and
333-101779) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327,
333-47927, 333-36670 and 333-84454) of Baxter International Inc. of our report dated February 14, 2003 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/S/   PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
March 10, 2003